Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-117573
$184,389,000
Origen Manufactured Housing Contract Trust 2007-A
Issuing Entity
Origen Residential Securities, Inc.
Depositor
Origen Financial L.L.C.
Sponsor, Originator and Servicer
Origen Servicing, Inc
Subservicer
Origen Securitization Company, LLC
Seller
Origen Manufactured Housing Contract Trust Collateralized Notes, Series 2007-A, Class A-1
Subject to Revision
Term Sheet dated April 24, 2007
Citigroup Global Markets Inc. (“CGM”) is not acting as your advisor or agent. Prior to entering into any transaction, you should determine, without reliance upon CGM or its affiliates, the economic risks and merits, as well as the legal, tax and accounting characterizations and consequences of the transaction, and independently determine that you are able to assume these risks. CGM is not in the business of providing legal, tax or accounting advice, (b) there may be legal, tax or accounting risks associated with the transaction, (c) you should receive legal, tax and accounting advice from advisors with appropriate expertise to assess relevant risks, and (d) you should apprise senior management in your organization as to the legal, tax and accounting advice (and, if applicable, risks) associated with this transaction and CGM’s disclaimers as to these matters.

IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF COLLATERALIZED NOTES
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.
This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.
The information in this free writing prospectus is preliminary and is subject to completion or change.
The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes similar information contained in any prior free writing prospectus relating to these securities.
This free writing prospectus does not constitute an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.
The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue such securities or any similar security and our obligation to deliver such security is subject to the terms and conditions of our underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the asset pool backing them, may change (due, among other things, to the possibility that assets comprising the pool may become delinquent or defaulted or may be removed or replaced and that similar or different assets may be added to the pool, and that one or more classes or securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in this free writing prospectus. Our obligation to sell securities to you is conditioned on the assets and securities having the characteristics described in this free writing prospectus. If for any reason we do not deliver such securities, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.
IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear with this communication to which this free writing prospectus is attached relating to:
     (1) these materials not constituting an offer (or a solicitation of an offer),
     (2) no representation that these materials are accurate or complete and may not be updated, or
     (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Summary of Series Terms
Parties

Party	Description
Issuing Entity	•	Origen Manufactured Housing Contract Trust 2007-A.

Depositor	•	Origen Residential Securities, Inc. will sell the manufactured housing installment sale contracts and installment loan agreements, or contracts, to the issuing entity.

Originator and Sponsor	•	Origen Financial L.L.C., a Delaware limited liability company.

Seller	•	Origen Securitization Company, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Origen Financial L.L.C., will sell the manufactured housing installment sale contracts and installment loan agreements, or contracts, to the depositor.

Servicer and Subservicer	•	Origen Financial L.L.C. will be responsible for the servicing of the contracts under the servicing agreement. Pursuant to the servicing agreement, Origen Financial L.L.C. will engage Origen Servicing, Inc. as subservicer (the “subservicer”) to perform the primary servicing of the contracts.

Indenture Trustee	•	The Bank of New York Trust Company, N.A.

Owner Trustee	•	Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as owner trustee under the trust agreement.

Parties (Cont’d)

Party	Description
Custodian	•	The Bank of New York Trust Company, N.A.

Swap Provider	•	Citibank, N.A

Note Insurer	•	Ambac Assurance Corporation.

Auction Agent	•	Deutsche Bank Trust Company Americas

Title of Series
     Origen Manufactured Housing Contract Trust Collateralized Notes, Series 2007-A. Only the Class A-1 Notes are offered hereby. Information concerning the Class A-2 Notes is included herein solely to enable a description of the Class A-1 Notes.
The Trust Estate
     The trust estate will consist primarily of manufactured housing installment sale contracts and installment loan agreements, or contracts, which will be acquired by the issuer on the closing date and held by the indenture trustee for the benefit of the noteholders. The information set forth herein, unless otherwise stated, is calculated as of the Series Statistical Cut-Off Date with respect to the contracts expected to be included in the trust estate on the closing date. The aggregate principal amount of the contracts actually delivered to the trust on the closing date may vary by up to plus or minus 10%. It is possible that contracts will be added to, and certain contracts may be removed from, the pool of contracts between the date of this prospectus supplement and the closing date. Notwithstanding any such additions or removals, the characteristics of the contracts actually included in the trust on the closing date are not expected to differ materially from the characteristics described in this term sheet.
Notes (1), (2), (3)

				Principal			Expected Final
		Rating	Average	Payment		Interest	Maturity	Final Stated
	Initial Note	(Mdy’s/	Life	Windows		Accrual	(to call/to	Maturity
Class	Balance	S&P)	(years)	(months)	Bond Type	Basis	maturity)	Date
OFFERED NOTES

A-1	$91,828,000	Aaa/AAA	1.99	1 — 51	Floating	Actual/360	July 15, 2011/ July 15, 2011	April 15, 2037

NON-OFFERED NOTES(4)

A-2	$92,561,000	Aaa/AAA	7.68	51 — 116	Auction/Callable	Actual/360	December 15, 2016/ March 15, 2021]	April 15, 2037

(1)	Each note is priced to a 20% call

(2)	Pricing prepayment assumption: 200% MHP

(3)	The interest rate for each class will be subject to an available funds cap rate

(4)	Will be offered separately as Auction Rate Securities

Series Issuance Date
     On or about May 2, 2007.
Series Statistical Cut-Off Date
     The opening of business on April 1, 2007.
Series Cut-Off Date
     The opening of business on April 1, 2007.
Owner Trust Certificate
     In addition to the notes, the Issuer will issue an ownership certificate, designated as the Origen Manufactured Housing Contract Trust 2007-A Owner Trust Certificate, to the depositor. The owner trust certificate is not being offered hereby and will be delivered to the seller or its designee as partial consideration of the contracts.

Terms of the Series 2007-A Notes
Payments on Contracts; Amount Available
     The servicer, on behalf of the trust, will establish and maintain, in the name of the trust, for the benefit of the noteholders, a collection account. All payments from obligors on the contracts which the servicer receives, including principal prepayments and advance payments by obligors not constituting principal prepayments, will be paid into the collection account no later than two business days after receipt of the payment, except amounts received as payments of taxes or insurance or as late payment fees, extension fees, assumption fees or similar fees. These fees will be included as part of the servicer’s servicing fees. In addition, amounts paid by the originator for contracts repurchased as a result of breach of warranties under the asset sale agreement, and amounts required to be deposited upon substitution of a contract because of breach of warranties, will be paid into the collection account.
     On the fourth business day before each payment date, referred to herein as the determination date, the servicer will determine the amount available to be remitted to the note payment account for payment on the notes for that payment date (without regard to any increase in the amount available from collections received during the current due period to remedy any deficiency in the Interest Payment Amount and based on a report from the swap provider as to amounts to be paid by the swap provider) and will report electronically such amount and any other information as described in the servicing agreement to the indenture trustee.

     The amount available on each payment date will generally include:
(i)	all payments of interest and principal, including all partial principal prepayments applied and all principal prepayments in full and interest thereon, collected by the servicer with respect to the contracts during the related due period,

(ii)	the repurchase price of each contract which, during the month preceding the related payment date, the originator purchased under the asset purchase agreement on account of breaches of the originator’s representations and warranties and any amounts paid by the originator in connection with a substitution of a contract during such preceding month,

(iii)	all liquidation proceeds with respect to each contract that became a liquidated contract during the related due period; plus

(iv)	amounts to be paid by the swap provider in respect of such payment date
     Reduced by the sum of the following amounts:
(i)	amounts payable to the indenture trustee to reimburse it for any tax imposed on the trust and paid by the indenture trustee;

(ii)	the monthly servicing fee and the monthly indenture trustee fee for that payment date;

(iii)	liquidation expenses incurred by the servicer in respect of repossessed manufactured homes and delinquent taxes and insurance premiums advanced by the servicer in respect of manufactured homes, to the extent they are reimbursable to the servicer under the servicing agreement during the month preceding that payment rate;

(iv)	reimbursements to the servicer in respect of nonrecoverable advances to the extent permitted under the servicing agreement during the month preceding that payment rate;

(v)	that amount of collections received during the related due period and applied to remedy any deficiency in the interest payment amount due on any class of notes on the prior payment date; and

(vi)	any amounts incorrectly deposited in the collection account.
     Collections received after the end of the related due period and prior to the determination date, up to a limited amount, if any (the dollar amount of which will be specified in the indenture), will be available to the extent necessary to pay in full the interest payment amount and liquidation loss interest amounts due on such payment date to each class of notes.

     Liquidation expenses are out-of-pocket expenses incurred by the servicer in connection with the liquidation of a defaulted contract, including, without limitation, legal fees and disbursements.
     The due period for all payment dates will be the calendar month preceding the month in which such payment date occurs.
     Two business days before each payment date, no later than 1:00 p.m. New York time, the servicer will remit the amount available to the note payment account. The indenture trustee will withdraw funds from the note payment account to make payments to noteholders.
     From time to time, as provided in the servicing agreement, the servicer will withdraw funds from the collection account for the purposes set forth in the servicing agreement.
Priority of Payments
     On each payment date, the indenture trustee will apply the amount available to make payments in the following order of priority:
(1)	the fees of the indenture trustee, auction agent, calculation agent and auction broker-dealer;

(2)	to the swap provider any net swap payments and swap termination payments (not triggered by a swap provider trigger event) owed to the swap provider pursuant to the interest rate swap agreement;

(3)	to the note insurer, the amount of the premium for the Policy, and any unpaid premium with interest thereon

(4)	the fees of the custodian, any indemnities and reimbursements (such indemnities and reimbursements subject to a cap of $100,000 per annum) due and unpaid to the indenture trustee

(5)	concurrently, to each Class of Class A notes, the related interest payment amount for that payment date, pro rata based on the interest payment amount each class is entitled to receive, with any shortfall in the amount available being allocated pro rata on that basis;

(6)	to the Class A notes, the principal payment amount for that payment date sequentially in the following order of priority:
(i)	to the Class A-1 notes, until the principal balance of the Class A-1 notes has been reduced to zero;

(ii)	to the Class A-2 notes, until the principal balance of the Class A-2 notes has been reduced to zero;
(7)	to the note insurer, to reimburse it for prior draws made on the Policy, with interest thereon at the Late Payment Rate and any other amounts owed to the note insurer pursuant to the insurance agreement;

(8)	to the Class A-1 notes, and the Class A-2 notes, in that order, the related available funds cap carry-forward amount for that payment date;

(9)	to the indenture trustee any indemnities and reimbursement for expenses incurred in excess of the amount set forth in (4) above, without regard to the annual cap on such amounts;

(10)	to the owner trustee any reimbursement for expenses incurred;

(11)	to the auction agent and broker-dealer any indemnification amounts owed to them under the auction agent agreement or the applicable broker-dealer agreement;

(12)	to the swap provider, any swap termination payment triggered by a swap provider trigger event; and

(13)	remaining amounts to the holders of the owner trust certificates.
Draws if any on the Policy for a payment date will be distributed to the holders of the notes in respect of interest or principal, as with the priorities set forth above
     Notwithstanding the prioritization of the payment of the principal payment amount pursuant to clause (6) above, if the aggregate principal balance of the Class A notes exceeds the pool principal balance for that payment date, the payment pursuant to clause (6) above will be made pro rata based on the principal balances of the Class A notes.
     To the extent that the amount available and draws on the Policy are paid, noteholders will have no recourse for the issuing entity’s failure to make payments due on the notes unless (i) the issuing entity fails to pay the interest payment amount due on any class for a period of 30 days or (ii) the issuing entity fails to pay all interest due and all principal balance of any class on the related final stated maturity date.
Interest Payment Dates
     Interest will be payable on the 15th of each month, unless the 15th is not a business day, in which case the payment will be made on the following business day. The first payment will be on May 15, 2007.
Interest Payments
     With respect to any payment date, each class of notes will be entitled to receive, in the order set forth above and subject to the availability of the amount available after prior payments, the related interest payment amount for that class accrued during the related interest period.
Glossary of Terms—Interest Payments
     With respect to each class of notes, the interest payment amount will be equal to the sum of
(1)	interest at the related note rate that accrued during the related interest accrual period on the related note balance

(2)	any unpaid shortfall in interest owed to the notes pursuant to clause (1) on prior payment dates, and

(3)	interest on the amount in clause (2) at the related note rate (without regard to the available funds rate).
     With respect to each interest period, interest will be calculated on the basis of a 360-day year consisting of twelve actual number of day months.
     The interest accrual period with respect to each class of notes for the initial payment date will be the actual number of days from the closing date to the day prior to the initial payment date. For each payment date thereafter, the interest accrual period for each class of notes will be the actual number of days from the previous payment date to the day immediately prior to the current payment date.
     The note balance of any class of notes as of any payment date will be the original principal balance of that class less all amounts previously paid to holders of that class on account of principal.
     For any payment date, the note rate for (i) the Class A-1 notes will be the least of (a) one month LIBOR as reset monthly plus a fixed margin, (b) the available funds rate for that payment date, and (c) 18.00% per annum and (ii) the Class A-2 Notes will be the least of (a) a rate determined from time to time by auctions conducted in accordance with auction procedures to be described in the Indenture, (b) the Net Contract Rate and (c) 18.00% per annum.
     Net Contract Rate means, for any payment date, (i) the weighted average of the interest rates on the contracts as of the opening of the previous month, minus the servicing fee, indenture trustee fee, Auction Agent Fee, Broker-Dealer Fee, Calculation Agent Fee, note insurer’s premium and Net Swap Payment applicable in respect of such Payment Date payable to the Swap Provider, each expressed as a per annum percentage of the Pool Principal Balance for the immediately preceding payment date, multiplied by (ii) a fraction the numerator of which is the Pool Principal Balance for the immediately preceding Payment Date and the denominator of which is the sum of the aggregate note balance of the Class A Notes as of the day immediately prior to that Payment Date.
     The available funds rate for any payment date will be the rate per annum equal to (i) the weighted average of the contract rates (weighted on the basis of the principal balance of the contracts as of the first day of the related due period), net of the Indenture Trustee fee, the servicing fee, the note insurer’s premium, amounts payable to the swap provider prior to payment of interest on the Class A Notes, the Broker-Dealer Fee, any Auction Agent Fee and any Calculation Agent Fee, each expressed as a per annum percentage of the Pool Principal Balance for the immediately preceding payment date, multiplied by (ii) a fraction the numerator of which is the Pool Principal Balance for the immediately preceding payment date and the denominator of which is the sum of the aggregate note balance of the Class A Notes as of the day immediately prior to the current payment date.
     The available funds cap carry-forward amount for the Class A-1 Notes and any payment date on which the note rate is the available funds rate, will be the sum of (1) the excess, if any, of (a) the amount of interest accrued thereon for such payment date calculated without regard to the available funds rate over (b) the amount of interest accrued thereon at the available funds rate for that payment date; and (2) any amount described in clause (1) from prior payment dates that remains unpaid; and (3) interest on the amount in clause (2) at the related note rate calculated without regard to the available funds rate.
Principal Payments
     Holders of each class of notes will be entitled to receive a payment of principal on each payment date, to the extent of the amount available in the note payment account on that date available for payment in the order described above under “—Priority of Payments.”
     Glossary of Terms—Principal Payments
     The principal payment amount for any payment date will equal the Class A note balance as of the day immediately preceding that payment date less the Class A target balance for that payment date.
A liquidated contract is a defaulted contract as to which all amounts that the servicer expects to recover through the date of disposition of the manufactured home have been received.
The pool principal balance as of any payment date will be the aggregate of the principal balances of contracts outstanding at the end of the related due period.
The principal balance of a contract as of any payment date is the unpaid principal balance of the contract on the Series Cut-Off Date less any principal collected with respect to that contract prior to the last day of the related due period.
A trigger event will be in effect with respect to any payment date if for that payment date or either of the previous two payment dates:
(i)	the average sixty day delinquency ratio test, as defined in the servicing agreement, as of the payment date exceed the following percentages of the aggregate balance of the contracts as of the Series Cut-Off Date: payment dates commencing May 2007 to and including April 2010 [3.00]%, payment dates commencing May 2010 to and including April 2011, [4.00]% payment dates commencing May 2011 to and including April 2012, [5.00]%, and each payment date thereafter [6.00]%;

(ii)	the aggregate of realized losses incurred since the Series Cut-Off Date and as of the payment date exceed the following percentages of the aggregate principal balance of the contracts as of the Series Cut-Off Date: payment dates commencing May 2007 to and including April 2008, [2.00]%, payment dates commencing May 2008 to and including April 2009, [3.00]%, payment dates commencing May 2009 to and including April 2010, [4.00]%, payment dates commencing May 2010 to and including April 2011, [5.00%], payment dates commencing May 2011 to and including April 2012, [6.50]%, payment dates commencing May 2012 to and including April 2013, [7.50]%, payment dates commencing May 2013 to and including April 2014, [9.25]%, and each payment date thereafter, [11.50]%;

(iii)	the current realized loss ratio, as defined in the servicing agreement, as of the payment date exceeds [3.25]%.
Credit Enhancement — Excess Interest
     The interest accrued each month on the contracts, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the notes and to pay certain fees and expenses of the trust. The excess interest from the contracts each month will be available to absorb realized losses on the contracts and to make payments of principal on the notes in order to maintain or restore overcollateralization at the required level.
Credit Enhancement - Overcollateralization
     On the closing date, the aggregate principal balance of the contracts as of the Series Cut-Off Date will exceed the aggregate original principal balances of the notes by approximately $16,034,695.60 or approximately 8.00% of the aggregate Series Cut-Off Date principal balance of the contracts included in the trust as of the closing date. On any payment date the Class A noteholders will receive 100% of the principal collections and excess interest on the contracts until the Overcollateralization Target Amount is reached. This will have the effect of accelerating the amortization of the notes relative to the amortization of the contracts and thereby increasing the Overcollateralization Amount. Once the Overcollateralization Target Amount is reached or is permitted to step down, a portion of the principal collections and excess interest that would otherwise have been paid to the holders of the notes will be distributed to the Owner Trust Certificates. The step down of the Overcollateralization Target Amount will have the effect of decelerating the amortization of -the notes relative to the amortization of the contracts and thereby decreasing the Overcollateralization Amount.
     With respect to any payment date, the Overcollateralization Amount will be the excess of the pool principal balance for that payment date over the aggregate of the note balances.
     Overcollateralization Target Amount
     The Overcollateralization Target Amount will be (i) for each payment date prior to the payment date in May 2011, 8.00% of the Pool Principal Balance as of the Series Cut-Off Date, (ii) for each payment date prior to the payment date in May 2011 and on which a Trigger Event is in effect 9.00% of the Pool Principal Balance as of the Series Cut-Off Date (iii) for each payment date on or after the payment date in May 2011 provided a Trigger Event is not in effect, the lesser of (x) 8.00% of the Pool Principal Balance as of the Series Cut-Off Date and (y) the greater of (1) 14.00% of the Pool Principal Balance for that payment date and (2) approximately $8,518,007.06 and (iii) for each payment date on or after the payment date in May 2011 and on which a Trigger Event is in effect, the overcollateralization Target Amount for the immediately preceding payment date.
Notwithstanding the foregoing, on any payment date on which the pool principal balance is less than or equal to 20% of the pool principal balance as of the cut-off date, the overcollateralization target amount will equal 100% of the then-current pool principal balance.
Note Insurance Policy
     Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance corporation, will issue an insurance policy for the benefit of the notes. The policy will unconditionally and irrevocably guarantee payment of (i) for each payment date accrued and unpaid interest calculated at the rate due on the notes, subject to the terms and conditions of the policy, (ii) for each payment date other than the final payment date, the required principal payments for the notes to the extent necessary to eliminate any undercollateralization and (iii) for the final payment date any accrued and unpaid interest and the outstanding principal balance of the notes (without duplication of amounts described in clauses (i) and (ii).

Swap Agreement
     Under the interest rate swap agreement, on each payment date, beginning with the payment date in [May 2007] and ending with the final payment date specified in the interest rate swap agreement, the indenture trustee on behalf of the issuing entity will be obligated to make fixed payments based on the product of (x) a fixed rate specified in the interest rate swap agreement, (y) a notional amount based on the aggregate note balance, immediately preceding the related payment date, of all notes then outstanding (the “Swap Notional Amount”), and (z) a fraction, the numerator of which is 30 (or, for the first payment date, the number of days elapsed from and including the effective date (as defined in the interest rate swap agreement) to but excluding the first Distribution Date, determined on a 30/360 basis), and the denominator of which is 360, and the swap provider will be obligated to make floating payments based on the product of (x) one-month LIBOR, as determined pursuant to the interest rate swap agreement, (y) the Swap Notional Amount, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. To the extent that the fixed payment exceeds the floating payment on any payment date, amounts otherwise available to noteholders will be applied to make a net payment to the swap provider. To the extent that the floating payment exceeds the fixed payment on any payment date, the swap provider will make a net swap payment to the indenture trustee on behalf of the issuing entity. Any net swap payments payable to the indenture trustee on behalf of the issuing entity will be included in interest funds and used to make payments as described herein. Any net swap payments made to the swap provider will reduce the amount of interest and principal available for payments to the noteholders.
     Upon early termination of the interest rate swap agreement, the indenture trustee on behalf of the issuing entity or the swap provider may be liable to make a swap termination payment to the other party, regardless of which party has caused the termination. The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the indenture trustee on behalf of the issuing entity is required to make a swap termination payment to the swap provider, such amount generally will be paid by the indenture trustee on behalf of the issuing entity on the related payment date and on any subsequent payment dates until paid in full, prior to any payment to noteholders. In the case of swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this free writing prospectus, however, the payment to the swap provider will be subordinated to all payments to the noteholders.
     Except as provided in the previous sentence, amounts payable by the indenture trustee on behalf of the issuing entity will be deducted from the amount available before payments to noteholders.
Optional Redemption
     At its option and subject to limitations, the servicer will be permitted to purchase all outstanding contracts and thereby redeem the notes, in whole but not in part, on any payment date on which the aggregate principal balance of the contracts remaining in the contract pool has been reduced to less than or equal to 20% of the aggregate principal balance of the contracts as of the Series Cut-Off Date.

Events of Default
Event of Default under the indenture with respect to the offered notes will be as follows:
a)	the failure of the issuer to pay the interest payment amount due on any class for a period of 30 days;

b)	the failure of the issuer to pay the principal of any note and the entire interest payment amount and any available funds cap carryforward amount in full by its final stated maturity date;

c)	a default by the issuer in the observance of certain negative covenants in the indenture;

d)	a default by the issuer in the observance of any other covenant of the indenture, and the continuation of any such default for a period of 30 days after notice to the issuer by the indenture trustee, the note insurer or by the holders of at least 25% of the aggregate note balance of the offered notes, as applicable;

e)	any representation or warranty made by the issuer in the indenture or in any offered note or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within 30 days after notice thereof is given to the issuer by the indenture trustee, the note insurer or by the holders of at least 25% of the aggregate note balance of the offered notes, as applicable;

f)	certain events of bankruptcy, insolvency, receivership or reorganization of the issuer; or

g)	a draw is made on the note insurer’s financial guaranty insurance policy.
Losses on Liquidated Contracts
     In the event the amount available in the payment account for any payment date is insufficient to pay the full required principal payment amount for that payment date to the noteholders, the overcollateralization amount would be reduced by the amount of that deficiency. If the overcollateralization amount were reduced to zero, further losses and delinquencies, including reductions in the principal balances of defaulted contracts as a loss mitigation effort by the servicer, would cause the aggregate outstanding principal balance of the notes to be greater than the pool principal balance. If this occurs, the amount of the deficiency, which we refer to as the “undercollateralized amount,” will result in a draw on the note insurance policy in the amount of such discrepancy to pay principal on the notes. The indenture will not permit the note balance of the Class A notes to be adjusted to reflect realized losses on the contracts; however, investors in the Class A notes should realize that under certain loss scenarios, if the note insurer fails to pay liquidation losses, there may not be enough principal and interest on the contracts to pay to the Class A notes all principal and interest amounts to which such notes are then entitled.

Static Pool Information
     Information concerning the Sponsor’s prior residential manufactured housing contract securitizations involving contracts is available on the internet at http://www.origenfinancial.com/RegAB.asp. Those securitizations involve contracts comparable to the type of contracts contained in the issuing entity.
     Without charge or registration, investors can view on this website the following information for each of those securitizations:
     Summary initial pool information delinquency, cumulative loss, and prepayment information as of each payment date for those securitizations preceding the date of first use of this free writing prospectus.
     In the event any changes or updates are made to the information regarding these securitizations available on the Sponsor’s website, the Depositor will provide a copy of the original information upon request to any person who writes or calls the Depositor at 27777 South Franklin Road, Suite 1700, Southfield, Michigan 48034, Attention: Chief Financial Officer.
     The static pool data available on the Sponsor’s website relating to any of the Sponsor’s manufactured housing contract securitizations issued prior to January 1, 2006 is not deemed to be part of this prospectus, the accompanying free writing prospectus or the Depositor’s registration statement.
     This static pool data may have been influenced in the past by factors beyond the Sponsor’s control, such as unusually robust housing prices, low interest rates and changes in product type. Therefore, the performance of prior manufactured housing contract securitizations may not be indicative of the future performance of the contracts.
     Delinquency and Loss Experience
     The following tables set forth certain information concerning the delinquency and loan loss experience of the portfolio of manufactured housing installment sales contracts and residential mortgages originated and serviced by Origen as of the dates shown. Because delinquencies and loan losses are affected by a variety of changing underwriting, economic, geographic, loan aging, and other factors there can be no assurance that the delinquency and loan loss experience of the contracts will be comparable to that set forth below.

	Delinquency Experience
	December 31,					February 28,
	2002	2003	2004	2005	2006	2007
Principal Balance of Assets
Total Outstanding(1)	$1,275,934,272	$1,294,514,018	$1,368,017,201	$1,486,164,664	$1,584,184,777	$1,604,867,103
Origen Originations (5)	$1,186,104,423	$1,216,333,579	$1,299,726,337	$1,398,796,232	$1,508,390,826	$1,530,313,139
Acquisitions	$89,829,849	$78,180,439	$68,290,864	$87,368,432	$75,793,950	$74,553,964

Principal Balance of Delinquent Assets (2)
Total 30-59	$24,457,120	$34,298,462	$22,966,404	$25,798,939	$25,592,770	$17,462,800
Origen Originations (5)	$21,215,910	$30,464,027	$20,360,333	$21,784,125	$22,408,187	$15,268,460
Acquisitions (5)	$3,241,210	$3,834,435	$2,606,071	$4,014,814	$3,184,583	$2,194,340

Total 60-89	$11,497,386	$12,017,681	$9,149,908	$8,515,206	$8,390,490	$6,634,367
Origen Originations (5)	$10,167,935	$10,242,595	$7,720,862	$7,812,675	$7,387,229	$5,934,443
Acquisitions (5)	$1,329,451	$1,775,086	$1,429,046	$702,531	$1,003,261	$699,924

Total 90 days or more past due (1)	$38,910,302	$49,789,255	$42,244,803	$39,637,958	$23,187,077	$23,662,833
Origen Originations (5)	$34,445,964	$43,377,008	$37,378,500	$35,651,328	$20,721,017	$21,128,087
Acquisitions (5)	$4,464,338	$6,412,247	$4,866,303	$3,986,631	$2,466,060	$2,534,747

Total Delinquency (1)
Total Delinquency	$74,864,807	$96,105,398	$74,361,115	$73,952,103	$57,170,337	$47,760,000
Origen Originations (5)	$65,829,809	$84,083,630	$65,459,695	$65,248,128	$50,516,433	$42,330,989
Acquisitions (5)	$9,034,998	$12,021,768	$8,901,421	$8,703,976	$6,653,903	$5,429,011

Total Delinquency Percentage (3)	5.87%	7.42%	5.44%	4.98%	3.61%	2.98%
Origen Originations (5)	5.55%	6.91%	5.04%	4.66%	3.36%	2.77%
Acquisitions(5)	10.06%	15.38%	13.03%	9.96%	8.78%	7.28%

Total Delinquency Percentage(4)	4.13%	5.59%	4.18%	3.83%	2.92%	2.29%
Origen Originations(5)	3.90%	5.19%	3.85%	3.54%	2.69%	2.13%
Acquisitions(5)	7.32%	11.99%	10.51%	8.46%	7.57%	5.72%

(1)	Includes contracts already in repossession and mortgage loans already in foreclosure.

(2)	The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, payments on a contract or mortgage loan due on the first day of the month are not 30 days delinquent until the first day of the next month.

(3)	As a percentage of the principal balance of contracts and mortgage loans outstanding at month end.

(4)	Excluding contracts already in repossession and mortgage loans already in foreclosure.

(5)	“Origen Originations” include contracts originated by Origen itself and through retailers and loan brokers, and exclude contracts purchased in bulk acquisition transactions. “Acquisitions” include only contracts purchased in bulk acquisition transactions.

	Loan Loss Experience
			December 31,			February 28,
	2002	2003	2004	2005	2006	2007 YTD
Principal Balance of Assets
Total Outstanding (1)	$1,275,934,272	$1,294,514,018	$1,368,017,201	$1,486,164,664	$1,584,184,777	$1,604,867,103
Origen Originations	$1,186,104,423	$1,216,333,579	$1,299,726,337	$1,398,796,232	$1,508,390,826	$1,530,313,139
Acquisitions	$89,829,849	$78,180,439	$68,290,864	$87,368,432	$75,793,950	$74,553,964

Gross Loss (2)	$51,264,609	$47,900,139	$55,157,903	$40,265,863	$39,756,581	$3,897,141
Origen Originations	$42,619,509	$41,979,419	$48,449,955	$35,838,506	$36,230,927	$3,674,360
Acquisitions	$8,645,100	$5,920,721	$6,707,948	$4,427,357	$3,525,654	$222,781

Net Loss (3)	$46,297,922	$43,082,160	$48,832,169	$35,446,634	$35,148,692	$3,476,628
Origen Originations	$38,529,894	$37,749,126	$42,903,623	$31,605,596	$32,097,888	$3,280,112
Acquisitions	$7,768,028	$5,333,034	$5,928,546	$3,841,038	$3,050,804	$196,516

Gross Loss (2),(5)	4.02%	3.70%	4.03%	2.71%	2.51%	1.45%
Origen Originations (4)	3.59%	3.45%	3.73%	2.56%	2.40%	1.43%
Acquisitions (4)	9.62%	7.57%	9.82%	5.07%	4.65%	1.78%

Net Loss (3),(5)	3.63%	3.33%	3.57%	2.39%	2.22%	1.29%
Origen Originations (4)	3.25%	3.10%	3.30%	2.26%	2.13%	1.28%
Acquisitions (4)	8.65%	6.82%	8.68%	4.40%	4.03%	1.57%

(1)	Includes contracts already in repossession and mortgage loans already in foreclosure.

(2)	The calculation of gross losses includes the principal balance of the contract at the time of repossession plus accrued interest up to the date of disposition of the repossessed unit plus all expenses of repossession and liquidation less the proceeds.

(3)	The calculation of net losses includes the principal balance of the contract at the time of repossession plus all expenses of repossession and liquidation less the proceeds from asset liquidation. Losses are expressed as a percentage of the total principal balance of contracts being serviced at period end.

(4)	“Origen Originations” include contracts originated by Origen itself and through retailers and loan brokers, and exclude contracts purchased in bulk acquisition transactions. “Acquisitions” include only contracts purchased in bulk acquisition transactions.

(5)	Gross and Net Loss percentages are the 2007 losses through February, annualized.

The Contract Pool
The following tables and statistics relate to a representative pool of contracts as of April 1, 2007.
Summary of Contracts

Statistical Cut-Off Date:	April 1, 2007
Number of Initial Contracts:	3,400
Aggregate Principal Balance:	$200,423,695.60
States with more than 5% of the contracts, by principal balance:	California: 54.20%
Percentage of New / Percentage of Used:	44.09% / 55.91%
Weighted Average Original LTV (1):	81.99%
Original LTV Ratio Range (1):	9.11% to 100.00%
Weighted Average Original LTI (2):	120.36%
Current Principal Balance Range:	$6,765.16 to $384,653.73
Average Current Principal Balance:	$58,948.15
Contract Rates Range:	5.500% to 14.500%
Weighted Average Contract Rate:	9.409%
Weighted Average Remaining Term to Stated Maturity:	225 months
Remaining Term to Stated Maturity Range:	47 months to 360 months
Weighted Average Original Months to Maturity:	230 months
Original Months to Maturity Range:	55 months to 360 months
Latest Maturity Date:	April 1, 2037
Weighted Average Credit Score (3):	726

(1)	Weighted average and range for which loan-to-value ratios were calculated.

(2)	Weighted average for which loan-to-invoice ratios were calculated and are greater than zero.

(3)	Where credit scores are available.

Geographical Distribution of Contract Obligors

			% of Contract Pool
	Number of	Aggregate Principal	by Outstanding
	Contracts as of	Balance Outstanding	Principal Balance as
	Statistical	as of Statistical	of Statistical
Geographic Distribution	Calculation Date	Calculation Date	Calculation Date
California	1,276	$108,634,189.31	54.20%
Arizona	141	8,829,543.42	4.41
Texas	193	7,789,114.60	3.89
Florida	156	7,766,473.14	3.88
New York	150	6,341,581.82	3.16
Oregon	136	6,002,573.96	2.99
Mississippi	104	4,516,609.77	2.25
Washington	85	4,336,793.65	2.16
Michigan	129	3,836,384.79	1.91
South Carolina	80	3,214,871.22	1.60
Georgia	70	3,076,439.14	1.53
Alabama	72	2,918,685.15	1.46
Louisiana	63	2,701,026.12	1.35
Minnesota	64	2,333,769.21	1.16
Oklahoma	54	2,177,519.57	1.09
Pennsylvania	53	2,050,136.26	1.02
Colorado	50	2,031,646.22	1.01
New Mexico	36	1,730,565.38	0.86
Arkansas	40	1,672,658.75	0.83
Nevada	26	1,559,697.54	0.78
Montana	27	1,466,583.97	0.73
North Carolina	40	1,419,833.80	0.71
Missouri	36	1,383,093.94	0.69
Virginia	24	1,284,920.98	0.64
Tennessee	21	1,096,000.33	0.55
Kansas	30	1,039,834.54	0.52
Wyoming	20	996,733.10	0.50
West Virginia	23	966,153.31	0.48
Indiana	27	960,175.78	0.48
Kentucky	25	912,818.02	0.46
Ohio	30	867,448.29	0.43
Utah	23	768,156.25	0.38
Idaho	17	619,086.75	0.31
Maryland	11	529,580.12	0.26
Iowa	15	449,295.24	0.22
Illinois	12	436,041.39	0.22
Wisconsin	11	430,971.15	0.22
South Dakota	8	429,540.45	0.21
Delaware	10	318,840.24	0.16
Maine	2	165,695.50	0.08
Vermont	4	142,370.66	0.07
New Hampshire	2	75,296.53	0.04
North Dakota	1	53,269.14	0.03
Nebraska	2	48,649.18	0.02
New Jersey	1	43,027.93	0.02
Total	3,400	$200,423,695.60	100.00%

Year of Origination of Contracts

			% of Contract
		Aggregate Principal	Pool by
	Number of	Balance	Outstanding
	Contracts as of	Outstanding as of	Principal Balance
	Statistical	Statistical	as of Statistical
Year of Origination	Calculation Date	Calculation Date	Calculation Date
1998	4	$121,915.34	0.06%
1999	36	1,318,484.49	0.66
2000	1	29,474.84	0.01
2002	5	158,729.68	0.08
2003	1	28,634.39	0.01
2004	3	155,210.92	0.08
2005	8	956,597.28	0.48
2006	2,145	127,499,818.44	63.62
2007	1,197	70,154,830.22	35.00
Total	3,400	$200,423,695.60	100.00%

Distribution of Original Contract Amounts

			% of Contract
		Aggregate Principal	Pool by
	Number of	Balance	Outstanding
	Contracts as of	Outstanding as of	Principal Balance
Range of Original Contract	Statistical	Statistical	as of Statistical
Amounts (in Dollars)	Calculation Date	Calculation Date	Calculation Date
Less than $10,000.01	17	$143,852.24	0.07%
$10,000.01 to $20,000.00	292	4,567,800.11	2.28
$20,000.01 to $30,000.00	470	11,574,004.01	5.77
$30,000.01 to $40,000.00	543	18,745,070.56	9.35
$40,000.01 to $50,000.00	482	21,435,927.60	10.70
$50,000.01 to $60,000.00	336	18,298,494.45	9.13
$60,000.01 to $70,000.00	272	17,481,986.76	8.72
$70,000.01 to $80,000.00	224	16,699,578.27	8.33
$80,000.01 to $90,000.00	161	13,538,701.69	6.76
$90,000.01 to $100,000.00	117	10,988,525.42	5.48
$100,000.01 to $110,000.00	103	10,573,035.98	5.28
$110,000.01 to $120,000.00	91	10,413,550.88	5.20
$120,000.01 to $130,000.00	64	7,986,547.73	3.98
$130,000.01 to $140,000.00	49	6,580,812.27	3.28
$140,000.01 to $150,000.00	45	6,501,468.30	3.24
$150,000.01 to $160,000.00	39	5,991,934.31	2.99
$160,000.01 or greater	95	18,902,405.02	9.43
Total	3,400	$200,423,695.60	100.00%

The largest original contract amount is $388,413.00, which represents 0.19% of the aggregate principal balance of the contracts as of the statistical calculation date.

Distribution of Remaining Amounts for Contracts

			% of Contract
		Aggregate Principal	Pool by
	Number of	Balance	Outstanding
	Contracts as of	Outstanding as of	Principal Balance
Range of Remaining Contract	Statistical	Statistical	as of Statistical
Amounts (in Dollars)	Calculation Date	Calculation Date	Calculation Date
Less than $10,000.01	20	$172,801.68	0.09%
$10,000.01 to $20,000.00	308	4,884,692.51	2.44
$20,000.01 to $30,000.00	482	12,101,093.17	6.04
$30,000.01 to $40,000.00	537	18,814,628.14	9.39
$40,000.01 to $50,000.00	479	21,526,665.15	10.74
$50,000.01 to $60,000.00	332	18,270,682.98	9.12
$60,000.01 to $70,000.00	262	16,979,881.63	8.47
$70,000.01 to $80,000.00	227	17,020,145.94	8.49
$80,000.01 to $90,000.00	163	13,813,596.05	6.89
$90,000.01 to $100,000.00	115	10,900,158.34	5.44
$100,000.01 to $110,000.00	96	10,001,063.20	4.99
$110,000.01 to $120,000.00	93	10,693,385.38	5.34
$120,000.01 to $130,000.00	62	7,782,984.02	3.88
$130,000.01 to $140,000.00	48	6,483,867.64	3.24
$140,000.01 to $150,000.00	45	6,523,542.08	3.25
$150,000.01 to $160,000.00	37	5,708,530.68	2.85
$160,000.01 or greater	94	18,745,977.02	9.35
Total	3,400	$200,423,695.60	100.00%

The average outstanding principal balance of the contracts included in the statistical pool, as of the statistical calculation date, was 58,948.15 and the outstanding principal balances of the contracts included in the statistical pool ranged from $6,765.16 to $384,653.73 as of the statistical calculation date.

Distribution of Original Loan-to-Value Ratios of Contracts

			% of Contract
			Pool by
	Number of		Outstanding
	Contracts as of	Aggregate Principal	Principal
	Statistical	Balance Outstanding	Balances
	Calculation	as of Statistical	of Statistical
Range of Original Loan-to-Value Ratios	Date	Calculation Date	Calculation Date
Not Calculated(1)	277	$12,057,379.65	6.02%
5.01% to 10.00%	3	142,153.23	0.07
10.01% to 15.00%	1	24,560.26	0.01
15.01% to 20.00%	8	206,381.91	0.10
20.01% to 25.00%	11	320,638.58	0.16
25.01% to 30.00%	18	741,995.19	0.37
30.01% to 35.00%	21	752,649.31	0.38
35.01% to 40.00%	40	1,480,596.29	0.74
40.01% to 45.00%	48	2,231,954.03	1.11
45.01% to 50.00%	52	2,981,369.39	1.49
50.01% to 55.00%	69	3,543,197.78	1.77
55.01% to 60.00%	93	5,099,597.02	2.54
60.01% to 65.00%	132	7,429,756.90	3.71
65.01% to 70.00%	95	6,985,358.07	3.49
70.01% to 75.00%	143	8,611,760.24	4.30
75.01% to 80.00%	237	18,717,091.60	9.34
80.01% to 85.00%	420	24,851,884.23	12.40
85.01% to 90.00%	624	34,410,194.28	17.17
90.01% to 95.00%	843	55,847,700.85	27.86
95.01% to 100.00%	265	13,987,476.80	6.98
Total	3,400	$200,423,695.60	100.00%

(1)	Loan-to-value ratios are not calculated for chattel-only contracts originated as part of rate and term refinancings.
The weighted average original loan-to-value ratio of the contracts included in the statistical pool, for which loan-to-value ratios were calculated, as of the statistical calculation date, was 81.99%.

Distribution of Original Loan-to-Invoice Ratios of Contracts

			% of Contract
		Aggregate Principal	Pool by
	Number of	Balance	Outstanding
	Contracts as of	Outstanding as of	Principal Balance
	Statistical	Statistical	as of Statistical
Range of Original Loan-to-Invoice Ratios	Calculation Date	Calculation Date	Calculation Date
Not Calculated(1)	1,343	$114,228,370.89	56.99%
0.00% to 0.00%	1	52,079.17	0.03
0.01% to 25.00%	5	123,815.19	0.06
25.01% to 50.00%	63	1,363,541.30	0.68
50.01% to 75.00%	231	6,269,034.91	3.13
75.01% to 100.00%	664	21,751,070.60	10.85
100.01% to 110.00%	152	5,635,649.36	2.81
110.01% to 120.00%	143	6,450,597.97	3.22
120.01% to 130.00%	180	9,127,540.63	4.55
130.01% to 140.00%	191	10,054,006.14	5.02
140.01% to 150.00%	137	8,057,247.28	4.02
150.01% to 160.00%	119	6,900,884.00	3.44
160.01% to 170.00%	82	5,233,121.92	2.61
170.01% to 180.00%	44	2,635,722.90	1.32
180.01% to 190.00%	18	1,145,651.66	0.57
190.01% to 200.00%	15	812,518.87	0.41
200.01% to 210.00%	5	283,176.24	0.14
220.01% or greater	7	299,666.58	0.15
Total	3,400	$200,423,695.60	100.00%

(1)	Contracts for which loan-to-invoice ratios are not calculated consist of contracts, for which the loan amounts are determined based on appraisals, including land home contracts and contracts originated under the Comparable Appraisal Program.
The weighted average original ratio of loan amounts to manufacturer’s invoice price for the related manufactured homes, for the contracts included in the statistical pool for which loan-to-invoice ratios were calculated and are greater than zero, as of the statistical calculation date, was 120.36%.

Current Contract Rate for Contracts

			% of Contract
			Pool by
		Aggregate Principal	Outstanding
	Number of	Balance	Principal
	Contracts as of	Outstanding as of	Balance as of
	Statistical	Statistical	Statistical
Range of Contract Rates	Calculation Date	Calculation Date	Calculation Date
5.000% to 5.999%	2	$288,797.76	0.14%
6.000% to 6.999%	30	3,431,334.12	1.71
7.000% to 7.999%	112	9,378,041.50	4.68
8.000% to 8.999%	747	52,849,072.94	26.37
9.000% to 9.999%	1,209	75,664,727.54	37.75
10.000% to 10.999%	820	41,225,689.24	20.57
11.000% to 11.999%	366	13,799,810.64	6.89
12.000% to 12.999%	97	3,317,899.36	1.66
13.000% to 13.999%	16	434,067.96	0.22
14.000% to 14.999%	1	34,254.55	0.02
Total	3,400	$200,423,695.60	100.00%

The contract rate on the contracts included in the statistical pool ranged from 5.500% to 14.500% with a weighted average of approximately 9.409%.
Original Months to Maturity of Contracts

			% of Contract
		Aggregate Principal	Pool by
	Number of	Balance	Outstanding
	Contracts as of	Outstanding as of	Principal Balance
Range of Original Months	Statistical	Statistical	as of Statistical
to Maturity	Calculation Date	Calculation Date	Calculation Date
55 to 60	7	$64,487.36	0.03%
61 to 90	40	669,867.10	0.33
91 to 120	239	5,954,476.06	2.97
121 to 150	87	2,958,372.52	1.48
151 to 180	825	28,771,085.12	14.36
181 to 210	338	24,478,849.91	12.21
211 to 240	1,644	115,158,267.40	57.46
241 to 270	22	2,289,111.11	1.14
271 to 300	47	3,088,921.61	1.54
331 to 360	151	16,990,257.41	8.48
Total	3,400	$200,423,695.60	100.00%

Remaining Months to Maturity of Contracts

			% of Contract
	Number of		Pool by
	Contracts as of	Aggregate Principal	Outstanding
	Statistical	Balance Outstanding	Principal Balance
Range of Remaining Months	Calculation	as of Statistical	as of Statistical
to Maturity	Date	Calculation Date	Calculation Date
31 to 60	9	$105,341.42	0.05%
61 to 90	49	903,787.59	0.45
91 to 120	235	5,918,512.65	2.95
121 to 150	154	5,675,444.57	2.83
151 to 180	807	28,775,574.69	14.36
181 to 210	307	22,506,802.83	11.23
211 to 240	1,651	116,026,541.58	57.89
241 to 270	13	1,335,557.75	0.67
271 to 300	33	2,570,574.62	1.28
301 to 330	4	196,642.21	0.10
331 to 360	138	16,408,915.69	8.19
Total	3,400	$200,423,695.60	100.00%

The contracts included in the statistical pool have remaining maturities, as of the statistical calculation date, of at least 47 months but not more than 360 months and original maturities of at least 55 months but not more than 360 months, and a weighted average remaining term to scheduled maturity, as of the statistical calculation date, of 225 months.
Unit Type

			% of Contract
		Aggregate Principal	Pool by
	Number of	Balance	Outstanding
	Contracts as of	Outstanding as of	Principal Balance
	Statistical	Statistical	as of Statistical
Unit Type	Calculation Date	Calculation Date	Calculation Date
Multi-section home	2,651	$178,326,595.05	88.97%
Single-section home	749	22,097,100.56	11.03
Total	3,400	$200,423,695.60	100.00%

Property Type

			% of Contract
		Aggregate Principal	Pool by
	Number of	Balance	Outstanding
	Contracts as of	Outstanding as of	Principal Balance
	Statistical	Statistical	as of Statistical
Property Type	Calculation Date	Calculation Date	Calculation Date
Community	2,242	$139,119,796.76	69.41%
Lease	375	15,381,764.05	7.67
Owned Land	750	44,610,214.94	22.26
Park	23	721,718.27	0.36
Relative Land	4	148,080.96	0.07
Other	6	442,120.62	0.22
Total	3,400	$200,423,695.60	100.00%

Loan Purpose

			% of Contract
		Aggregate Principal	Pool by
	Number of	Balance	Outstanding
	Contracts as of	Outstanding as of	Principal Balance
	Statistical	Statistical	as of Statistical
Loan Purpose	Calculation Date	Calculation Date	Calculation Date
Purchase of New Home	1,216	$86,501,149.47	43.16%
Purchase of Repossessed Home	56	2,417,145.70	1.21
Purchase of Used Home	1,762	88,924,818.46	44.37
Refinance	366	22,580,581.97	11.27
Total	3,400	$200,423,695.60	100.00%

Credit Score of Contracts

			% of Contract
		Aggregate Principal	Pool by
	Number of	Balance	Outstanding
	Contracts as of	Outstanding as of	Principal Balance
	Statistical	Statistical	as of Statistical
Range of Credit Scores	Calculation Date	Calculation Date	Calculation Date
N/A	29	$1,048,052.13	0.52%
501 to 550	17	540,753.88	0.27
551 to 600	75	2,832,568.89	1.41
601 to 650	329	16,517,316.90	8.24
651 to 700	826	47,180,298.16	23.54
701 to 750	934	57,575,747.63	28.73
751 to 800	879	55,255,299.51	27.57
801 to 844	311	19,473,658.51	9.72
Total	3,400	$200,423,695.60	100.00%

The contracts included in the statistical pool for which credit scores are available have a weighted average credit score of 726.

Delinquency Status of the Contracts as of the Cut-Off Date

% of Contract
		Aggregate Principal	Pool by
	Number of	Balance	Outstanding
	Contracts as of	Outstanding as of	Principal Balance
	Statistical	Statistical	as of Statistical
Delinquency Status	Calculation Date	Calculation Date	Calculation Date
Current	3,400	$200,423,695.60	100.00%
Total	3,400	$200,423,695.60	100.00%

          The following tables set forth the historical delinquency experience of the contracts through March 31, 2007. The historical delinquency information is based on the delinquency of each contract over a period equal to the lesser of (1) the time since the origination of the contract or (2) the past three years. “Purchased Contracts” refers to contracts acquired by the Originator from third parties, as opposed to contracts originated by the Originator. Purchased Contracts comprise approximately 1.14% of the total contracts by outstanding principal balance as of the Cut-off Date.
Delinquency History of the Contracts
(other than the Purchased Contracts)

			% of Contract
		Aggregate Principal	Pool by
	Number of	Balance	Outstanding
	Contracts as of	Outstanding as of	Principal Balance
30 – 59 days	Statistical	Statistical	as of Statistical
(# of times delinquent)	Calculation Date	Calculation Date	Calculation Date
0	3,330	$196,201,732.38	99.02%
1	10	425,934.58	0.21
2	6	260,942.70	0.13
3	5	220,812.38	0.11
4	8	300,762.46	0.15
6	5	216,929.38	0.11
7	3	120,109.72	0.06
8	4	163,658.43	0.08
9	4	144,259.65	0.07
10	2	64,420.82	0.03
17	1	24,541.30	0.01
Total	3,378	$198,144,103.79	100.00%

			% of Contract
		Aggregate Principal	Pool by
	Number of	Balance	Outstanding
	Contracts as of	Outstanding as of	Principal Balance
60 – 89 days	Statistical	Statistical	as of Statistical
(# of times delinquent)	Calculation Date	Calculation Date	Calculation Date
0	3,352	$197,075,734.65	99.46%
1	10	450,402.80	0.23
2	6	259,907.63	0.13
3	5	195,695.91	0.10
4	4	133,728.42	0.07
5	1	28,634.39	0.01
Total	3,378	$198,144,103.79	100.00%

			% of Contract
		Aggregate Principal	Pool by
	Number of	Balance	Outstanding
	Contracts as of	Outstanding as of	Principal Balance
90 days or more	Statistical	Statistical	as of Statistical
(# of times delinquent)	Calculation Date	Calculation Date	Calculation Date
0	3,366	$197,692,596.31	99.77%
1	2	70,595.25	0.04
2	2	83,609.35	0.04
3	1	34,254.55	0.02
4	2	91,943.92	0.05
5	1	29,474.84	0.01
6	1	45,406.08	0.02
7	1	38,710.49	0.02
10	2	57,513.01	0.03
Total	3,378	$198,144,103.79	100.00%

Delinquency History of the Purchased Contracts

			% of Contract
		Aggregate Principal	Pool by
	Number of	Balance	Outstanding
	Contracts as of	Outstanding as of	Principal Balance
30 – 59 days	Statistical	Statistical	as of Statistical
(# of times delinquent)	Calculation Date	Calculation Date	Calculation Date
0	19	$2,139,026.04	93.83%
3	1	48,534.06	2.13
4	1	73,227.23	3.21
6	1	18,804.48	0.82
Total	22	$2,279,591.81	100.00%

			% of Contract
		Aggregate Principal	Pool by
	Number of	Balance	Outstanding
	Contracts as of	Outstanding as of	Principal Balance
60 – 89 days	Statistical	Statistical	as of Statistical
(# of times delinquent)	Calculation Date	Calculation Date	Calculation Date
0	20	$2,212,253.27	97.05%
1	1	48,534.06	2.13
4	1	18,804.48	0.82
Total	22	$2,279,591.81	100.00%

			% of Contract
		Aggregate Principal	Pool by
	Number of	Balance	Outstanding
	Contracts as of	Outstanding as of	Principal Balance
90 days or more	Statistical	Statistical	as of Statistical
(# of times delinquent)	Calculation Date	Calculation Date	Calculation Date
0	21	$2,260,787.33	99.18%
2	1	18,804.48	0.82
Total	22	$2,279,591.81	100.00%

Declination Tables
Percentage of the Original Principal Balance of the Class A-1
Notes at the Respective Percentages of the
MHP Listed Below:

Distribution
Date	0%	100%	150%	200%	250%	300%
Initial Percentage	100	100	100	100	100	100
April 15, 2008	95	85	80	75	70	65
April 15, 2009	90	68	58	48	39	29
April 15, 2010	84	52	38	24	11	0
April 15, 2011	77	37	19	3	0	0
April 15, 2012	70	22	3	0	0	0
April 15, 2013	62	8	0	0	0	0
April 15, 2014	53	0	0	0	0	0
April 15, 2015	44	0	0	0	0	0
April 15, 2016	33	0	0	0	0	0
April 15, 2017	22	0	0	0	0	0
April 15, 2018	9	0	0	0	0	0
April 15, 2019	0	0	0	0	0	0

Weighted Average Life to Call (Years)	6.87	3.21	2.46	1.99	1.66	1.43
Weighted Average Life to Maturity (Years)	6.87	3.21	2.46	1.99	1.66	1.43

Percentage of the Original Principal Balance of the Class A-2
Notes at the Respective Percentages of the
MHP Listed Below:

Distribution
Date	0%	100%	150%	200%	250%	300%
Initial Percentage	100	100	100	100	100	100
April 15, 2008	100	100	100	100	100	100
April 15, 2009	100	100	100	100	100	100
April 15, 2010	100	100	100	100	100	99
April 15, 2011	100	100	100	100	88	75
April 15, 2012	100	100	100	88	74	63
April 15, 2013	100	100	90	74	61	48
April 15, 2014	100	96	78	62	48	36
April 15, 2015	100	86	67	51	37	24
April 15, 2016	100	75	57	40	26	15
April 15, 2017	100	65	46	30	17	7
April 15, 2018	100	56	37	21	9	1
April 15, 2019	96	45	27	12	2	0
April 15, 2020	83	35	17	5	0	0
April 15, 2021	73	25	10	0	0	0
April 15, 2022	63	17	4	0	0	0
April 15, 2023	51	9	0	0	0	0
April 15, 2024	37	2	0	0	0	0
April 15, 2025	20	0	0	0	0	0
April 15, 2026	2	0	0	0	0	0
April 15, 2027	0	0	0	0	0	0

Weighted Average Life to Call (Years)	15.42	10.93	9.15	7.68	6.50	5.58
Weighted Average Life to Maturity (Years)	15.76	11.61	9.80	8.32	7.13	6.17

Contact Information
Citigroup
390 Greenwich Street
6th Floor
New York, NY 10013

Name	Office

Mortgage Trading

Steve Weinstein Director	Tel: Fax: Email:	(212) 723-6325 (212) 723-8855 stephen.c.weinstein@citigroup.com

Supriya Bajoria Analyst	Tel: Fax: Email:	(212) 723-6325 (212) 723-8855 supriya.bajoria@citigroup.com

Mortgage Banking

Paul Humphrey Director	Tel: Fax: Email:	(212) 723-9548 (212) 723-8603 paul.g.humphrey@citigroup.com

Michael Murai Associate	Tel: Fax: Email:	(212) 723-1256 (212) 723-8603 michael.murai@citigroup.com

Juliana Castelli Analyst	Tel: Fax: Email:	(212) 723-6503 (212) 723-8603 juliana.castelli@citigroup.com

Mortgage Analytics

Shkhar Shah Director — structure	Tel: Fax: Email:	(212) 723-9026 (212) 723-8603 shekhar.shah@citigroup.com

Noel Doromal Associate — structure	Tel: Fax: Email:	(212) 723-4589 (212) 723-8603 noel.doromal@citigroup.com

Jerome Langella Analyst — collateral	Tel: Fax: Email:	(212) 723-6621 (212) 723-8603 jerome.langella@citigroup.com

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